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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Household Finance Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 2000, included in this annual report on Form 10-K of Household Finance Corporation for the year ended December 31, 1999, into the Company's previously filed Registration Statements No. 33-64175, No. 333-47945, No. 333-60543, No. 333-59453, No. 333-72453 and No. 333-82119 on Form S-3.



Arthur Andersen LLP

/s/ Arthur Andersen LLP

Chicago, Illinois
March 24, 2000